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                                                                EXHIBIT 1

DIRECTORS AND EXECUTIVE OFFICERS OF THE SABRE PARTIES.

Executive Officers of Sabre Holding Corporation ("Parent"): The principal business address of each executive officer of Parent is 4255 Amon Carter Boulevard, Fort Worth, Texas 76155. All executive officers of Parent are citizens of the United States.

Name                                    Present Principal Occupation
----                                    ----------------------------

William J. Hannigan                     President and Chief Executive Officer of
                                        Parent and Sabre Inc.

Jeffery M. Jackson                      Executive Vice President and Chief
                                        Financial Officer of Parent and Sabre
                                        Inc. Treasurer of Parent.

Eric J. Speck                           Executive Vice President of Parent and
                                        Sabre Inc. President--Travel Marketing &
                                        Distribution Unit of Sabre Inc.

David A. Schwarte                       Executive Vice President and General
                                        Counsel of Parent and Sabre Inc.

Directors of Parent:  All directors of Parent are citizens of the United States.

Name                                    Present Principal Occupation
----                                    ----------------------------

Edward A. Brennan                       Retired Chairman, President and Chief
400 Michigan Ave., Suite 400            Executive Officer Sears, Roebuck and Co.
Chicago, Illinois 60611

Paul C. Ely, Jr.                        Independent Executive
3 Alexis Court
Menlo Park, CA 94025

Mary Alice Taylor                       Independent Executive
PO Box 1499
Fairhope, AL 36533

William J. Hannigan                     (see description above)
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Glenn W. Marschel, Jr.                  Chairman of the Board of Additech, Inc.
650 Suffolk St., Suite 307
Lowell, MA 01854

Bob L. Martin                           Retired President and Chief Executive
19 Brixham                              Officer, Wal-Mart International, Inc.
Rogers, AR 72758

Richard L. Thomas                       Retired Chairman of First Chicago NBD
Bank One Plaza                          Corporation
Mail code ILI-0518
Chicago, IL 60670

Executive Officers of GetThere Acquisition Corp. ("Offeror"): The principal business address of each executive officer of Offeror is 4255 Amon Carter Boulevard, Fort Worth, Texas 76155. All executive officers of Offeror are citizens of the United States.

Name                                    Present Principal Occupation
----                                    ----------------------------

James F. Brashear                       Corporate Secretary of Parent. Senior
                                        Vice President and Deputy General
                                        Counsel of Sabre Inc.

Thomas Klein                            President--Emerging Business of Sabre
                                        Inc.

James E. Murphy                         Senior Vice President - Corporate
                                        Development and Treasurer of Sabre Inc.

Scott W. Smith                          Senior Vice President and General
                                        Manager of Sabre BTS

Directors of Offeror: The principal business address of each director of Offeror is 4255 Amon Carter Boulevard, Fort Worth, Texas 76155. All directors of Offeror are citizens of the United States.

Name                                    Present Principal Occupation
----                                    ----------------------------

William J. Hannigan                     (see description above)

Jeffery M. Jackson                      (see description above)

Eric J. Speck                           (see description above)